   Exhibit 31.1
CERTIFICATION

    I, Robert E. Jordan, President, Chief Executive Officer, & Vice Chairman of the Board of Directors of Southwest Airlines Co., certify that:

1.           I have reviewed this Amendment No. 1 to the annual report on Form 10-K for the year ended December 31, 2025 of Southwest Airlines Co.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  February 6, 2026

By:	/s/ Robert E. Jordan
Robert E. Jordan
President, Chief Executive Officer, & Vice Chairman of the Board of Directors (Principal Executive Officer)